EXHIBIT 4.2

Number B-	Incorporated Under the Laws of Bermuda	Shares -0-

Cusip No. G9001E 110

LIBERTY LATIN AMERICA LTD.

Class B Common Shares, par value $.01 per share

Specimen Certificate

This Certifies that [                        ] is the owner of [                        ] FULLY PAID AND NON-ASSESSABLE CLASS B COMMON SHARES, PAR VALUE $0.01 PER SHARE, OF LIBERTY LATIN AMERICA LTD. (hereinafter called the “Company”) held subject to the memorandum of association and bye-laws of the Company (copies of which are on file with the Company and the Transfer Agent) and transferable in accordance therewith. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness, the seal of the Company and the signatures of its duly authorized officers.

Dated:

Liberty Latin America Ltd.

[Corporate Seal]

President	Secretary

COUNTERSIGNED AND REGISTERED:

Computershare Trust Company, N.A.

Transfer Agent and Registrar

BY:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties			(Cust) (Minor) under Uniform Gifts to Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Shares
of the Class B common shares represented by the within Certificate, and such shares are subject to the memorandum of association and the bye-laws of the Company and are transferable in accordance therewith.

Attorney

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. The signature of the person executing this power must be guaranteed by an Eligible Credit Union, or a Savings Association participating in a Medallion program approved by the Securities Transfer Association, Inc.

Signature(s) Guaranteed
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.